            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2001
                                          REGISTRATION STATEMENT NO. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                               SOUND ADVICE, INC.
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               FLORIDA                                      59-1520531
 ------------------------------                        -------------------
 (State or Other Jurisdiction of                          (IRS. Employer
 Incorporation or Organization)                        Identification No.)


                            1901 TIGERTAIL BOULEVARD
                           DANIA BEACH, FLORIDA 33004
   --------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


         SOUND ADVICE, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
    ------------------------------------------------------------------------
                            (Full Title of the Plan)

                                 PETER BESHOURI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               SOUND ADVICE, INC.
                            1901 TIGERTAIL BOULEVARD
                           DANIA BEACH, FLORIDA 33004
               ---------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (954) 922-4434
               ---------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)



                                    COPY TO:
                               GARY EPSTEIN, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                               -------------------


                         CALCULATION OF REGISTRATION FEE

===================================== ==================== ======================== ====================== =====================
                                                              PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES           AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED              REGISTERED            PER SHARE(1)          OFFERING PRICE(1)      REGISTRATION FEE
------------------------------------- -------------------- ------------------------ ---------------------- ---------------------
COMMON STOCK                               1,000,000              $5.00 - $11.75        $11,750,000             $2,938
  $0.01 PAR VALUE....................       SHARES
===================================== ==================== ======================== ====================== =====================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the (i) average of the high and low price of a share of Common Stock as reported by the Nasdaq National Market on May 14, 2001, (which was $11.75 with respect to 533,500 shares of Common Stock subject to future grants of options under the Sound Advice, Inc. 1999 Stock Option Plan (the "Plan") (ii) an aggregate of 222,000 options to purchase Common Stock being registered with an actual exercise price of $8.00, which have already been granted under the Plan and (iii) an aggregate of 244,500 options to purchase Common Stock being registered with an actual exercise price of $5.00, which have already been granted under the Plan.

===============================================================================

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------------

* The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K405 for the fiscal year ended January 31, 2001;

         (b) the description of the Registrant's common stock which is contained in its registration statement on Form 8-A, file no. 0-15194, filed on December 3, 1986, including any amendments or reports filed for the purpose of updating such description; and

         (c) all other reports filed by the Registrant pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 31, 2001.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant will indemnify and may insure its officers and directors to the full extent not prohibited by law. The Registrant has also entered into an agreement with each of its directors and executive officers where it has agreed to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise, against liabilities arising from conduct that such persons reasonably believed to be in, nor not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         None claimed.

ITEM 8. EXHIBITS

         See "Exhibit Index" on page II-1 below.

ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dania Beach, State of Florida on this 16 of May, 2001.

                                SOUND ADVICE, INC.

                                By: /s/ Peter Beshouri
                                   --------------------------------------------
                                Name:  Peter Beshouri
                                Title:  President and Chief Executive Officer

         Each person whose signature appears below hereby appoints Peter Beshouri his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                         TITLE                                   DATE
              ---------                                         -----                                   ----

/s/ Peter Beshouri
----------------------------------      Chairman of the Board, President and Chief Executive        May  16, 2001
Peter Beshouri                          Officer (Principal Executive Officer)

/s/ Michael Blumberg
----------------------------------      Director, Senior Vice President and Secretary               May  16, 2001
Michael Blumberg

/s/ Kenneth L. Danielson
----------------------------------      Chief Financial Officer and Treasurer                       May  16, 2001
Kenneth L. Danielson                    (Principal Financial Officer)

/s/ Herbert A. Leeds
----------------------------------      Director                                                    May  16, 2001
Herbert A. Leeds

/s/ William F. Hagerty, IV
----------------------------------      Director                                                    May  16, 2001
William F. Hagerty, IV

/s/ G. Kay Griffith
----------------------------------      Director                                                    May  16, 2001
G. Kay Griffith

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                -----------

4.1               Sound Advice, Inc. Amended and Restated 1999 Stock Option Plan

5.1               Opinion of Greenberg Traurig, P.A.

23.1              Consent of KPMG LLP

23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)




                                      II-1